UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2011

IPAYMENT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-50280
(Commission File Number)
62-1847043
(I.R.S. Employer Identification Number)
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215
(Address and zip code of principal executive offices)
(615) 665-1858
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 12, 2011, iPayment Investors, L.P. (“Investors”), the ultimate parent of iPayment, Inc. (the “Company”), and iPayment GP, LLC (the “General Partner”), the general partner of Investors, entered into a Redemption Agreement (the “Redemption Agreement”) with (i) Gregory S. Daily (“Daily”), (ii) the trustee appointed in Daily’s personal bankruptcy case under Chapter 11 of the United States Bankruptcy Code (the “Trustee”) and (iii) the trusts for the benefit of, and other entities controlled by, members of Daily’s family that hold equity interests in Investors (together with Daily and the Trustee, on behalf of the Daily bankruptcy estate, the “Daily Parties”).
     Pursuant to the Redemption Agreement, Investors and the General Partner have agreed to redeem from the Daily Parties, and the Daily Parties have agreed to transfer and surrender to Investors and the General Partner, as applicable, all of the equity interests of the Daily Parties in Investors and the General Partner, representing approximately 65.8% of the outstanding equity of Investors, for an aggregate price of $118.5 million (the “Redemption”). The interests to be redeemed pursuant to the Redemption Agreement constitute all of the direct or indirect equity interests of the Daily Parties in the Company.
     In addition, upon the closing of the Redemption, (i) Daily will resign as a director and officer, as applicable, of the General Partner, Investors and each of its subsidiaries, including as Chief Executive Officer of the Company, and (ii) Investors and certain of its affiliates will execute mutual general releases of claims with each of the Daily Parties and certain other parties with an interest in Daily’s bankruptcy estate. The Redemption Agreement includes covenants on the part of Daily not to compete with the Company and its affiliates for one year, and not to solicit employees, independent sales agents, independent sales organizations or merchants of the Company and its affiliates for three years, following the closing of the Redemption.
     The closing of the Redemption, which the parties currently expect to occur in the second quarter of 2011, is subject to (i) approval of the United States Bankruptcy Court for the Middle District of Tennessee, (ii) the receipt by Investors and its subsidiaries of financing sufficient to fund the Redemption, and such refinancings of their existing indebtedness (or waivers or amendments thereof) as are necessary to permit the redemption, in each case on terms reasonably satisfactory to Investors, and (iii) other customary closing conditions. There can be no assurance that these conditions will be satisfied or that the Redemption will occur.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Redemption Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT, INC.
By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Chief Financial Officer

Dated: April 12, 2011